EXHIBIT 99.1

                      TOWER BANCORP, INC.
              1995 NON-QUALIFIED STOCK OPTION PLAN

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                      TOWER BANCORP, INC.
              1995 NON-QUALIFIED STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to advance the interests of Tower Bancorp, Inc. by stimulating superior performance through rewards to individual key employees for extraordinary achievement and by encouraging and enabling these employees to enlarge their proprietary interests in the Corporation, thereby establishing closer identification of their interests with those of the Corporation and stimulating their desire to remain with the Corporation.

     2. DEFINITIONS. For purpose of the Plan, the following words or phrases have the meanings assigned to them below:

        (a) BOARD: means the Board of Directors of the Corporation.

        (b) CODE: means the Internal Revenue Code of 1986, as amended.

        (c) COMMITTEE: means the Committee designated by the Board to administer the Plan, which Committee shall at all times consist of three or more directors. The members of the Committee shall not be employees of the Corporation or subsidiary.

        (d) CORPORATION: means Tower Bancorp, Inc.

        (e) DATE OF GRANT: means in respect of any option granted under the Plan the date on which that option is granted by the Committee.

        (f) DATE OF EXERCISE: means in respect of any option granted under the Plan the date specified by the Committee in its rules and regulations governing the exercise of options granted under the Plan.

        (g) PARENT: means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of the grant of an option, each of the corporations other than the Corporation owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (h) PLAN: means this Non-Qualified Stock Option Plan.

        (i) STOCK: means the common stock of the Corporation.

        (j) SUBSIDIARY: means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of an

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     option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. ADMINISTRATION OF THE PLAN. (a) COMMITTEE MEMBERS. The Plan shall be administered by the Committee, which, except as otherwise determined by the Board, shall be composed of each of those members of the Compensation Committee of the Board who has not been eligible to participate in the Plan for a period of at least one year prior to his election to the Committee, who is not eligible to participate in the Plan during the period he is serving on the Committee, and who is not an employee of the Corporation or subsidiary.

        (b) COMMITTEE AUTHORITY. The Committee shall be vested with full authority to grant options under the Plan, to adopt, amend and rescind such rules, regulations and procedures as it deems necessary or desirable to administer the Plan, to interpret the provisions of the Plan, and to make all other determinations necessary in connection with the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any option granted under the Plan.

     4. STOCK SUBJECT TO THE PLAN. The shares of Stock that may be issued pursuant to options granted under the Plan shall be determined annually by the Board and shall consist of treasury or authorized, but unissued, shares of Stock. Shares issuable pursuant to an option which, by reason of the expiration, cancellation or other termination of such option prior to issuance, are not issued shall again be available for issuance pursuant to the award of options under the Plan.

     5. ELIGIBILITY. Options may be granted under the Plan only to select key employees of the Corporation and to select key employees of a Subsidiary.

     6. OPTION PRICE. (a) GENERAL RULE: The option price per share of the Stock that may be granted pursuant to each option shall be determined by the Committee and be subject to approval by the Board.

        (b) FAIR MARKET VALUE: For purposes of the Plan, the fair market value of the Stock shall be determined as follows:

            (i) EXCHANGE TRADED: In the event that the Stock is listed on an established stock exchange, the fair market value shall be deemed to be the closing price of the Stock on such exchange on the applicable date or, if no trade occurred on that day, on the next preceding day on which a trade occurred.

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            (ii) NASDAQ LISTED: In the event that the Stock is
        not listed on an established stock exchange, but is then quoted on NASDAQ, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the applicable date, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

            (iii) OTC TRADED: In the event that the Stock is not listed on an established stock exchange and is not quoted on NASDAQ, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the applicable date as reported by two (2) brokerage firms to be selected by the Committee which are then making a market in the Stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

            (iv) OTHER: In the event that the Stock is not listed on an established stock exchange, is not quoted on NASDAQ and no closing bid and asked quotations are available, then fair market value per share shall be determined in good faith by the Committee.

     7. TERMS AND CONDITIONS OF OPTIONS. (a) WRITTEN STOCK OPTION AGREEMENT: Each option shall be evidenced by a written stock option agreement specifying the maximum number of shares of Stock that may be purchased pursuant to the option, the option term, and other such terms and conditions established by the Committee as are consistent with the terms of the Plan.

        (b) TERMS OF OPTIONS: Each option granted under the Plan shall expire on the date determined by the Committee.

        (c) OTHER TERMS AND CONDITIONS: The Committee may from time to time establish such further terms, conditions and limitations on the exercise of options granted under the Plan as it may, in its sole discretion, deem appropriate.

        (d) TERMINATION OF EMPLOYMENT: An option granted pursuant to the Plan may be exercised by the holder thereof for a period of one year following termination of employment.

        (e) LIMITATION ON TRANSFER OF OPTIONS: During the lifetime of an optionee, an option granted pursuant to the Plan shall be exercisable only by the optionee and shall not be assignable or transferable by him other than by will or the laws of descent and distribution.

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        (f) TRANSFER DUE TO DEATH: Upon death of the holder of
     the option, the transferee of the option shall have a period of one year from the date of death to exercise the option.


     8. EXERCISE OF OPTIONS. Each person who elects to exercise an option granted pursuant to this Plan shall comply with such rules, regulations and procedures regarding the exercise of options as the Committee shall from time to time establish.

     9. RIGHTS. Except as otherwise provided in the Plan, an employee who is granted an option shall have no rights as a holder of the stock subject thereto unless and until one or more certificates for the shares of such stock are issued and delivered to the employee. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect thereto, for which the record date is prior to the date that any certificates for stock subject to an option are issued to the employee pursuant to his or her exercise thereof. No option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

     10. ADJUSTMENTS. (a) RECAPITALIZATION: In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding option (but not the total option price), so that upon exercise or realization of such option, the employee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding option immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustment under this paragraph 10 shall be made by the Committee, subject to approval by the Board.

        (b) MERGER: In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding options shall apply and relate to the securities to which a holder of stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding options shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

     11. AMENDMENT OR TERMINATION OF THE PLAN: (a) AMENDMENT AND
TERMINATION: The term of the Plan shall be perpetual, however, the Board may at any time amend, modify, suspend or terminate the Plan.

     12. GENERAL PROVISIONS. (a) EFFECT ON EMPLOYMENT. The grant of an option under the Plan shall not be construed as giving the holder thereof the right to be retained in the employ

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of the Corporation or any Subsidiary.  Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan, including, without limitation, any stock option agreement, shall in any way affect any right and power of the Corporation or any Subsidiary to terminate the employment of any person at any time with or without assigning a reason therefor.

        (b) INDEMNIFICATION. With respect to liabilities arising under or relating to the Plan, the Corporation shall indemnify each member of the Committee and each other officer or employee of the Company to whom any duty or power relating to the Plan may be allocated or delegated, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania and the Bylaws of the Corporation.

        (c) GOVERNING LAW. All questions pertaining to construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

        (d) RULES OF CONSTRUCTION. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provisions of law shall be construed to refer to any amendment to or successor of such provisions of law. All words herein shall be construed to be of such number and gender as the context requires.

     13. EFFECTIVE DATE.  The Plan shall become effective on
________________, 1995, the date on which it was adopted by the Board.

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                       TOWER BANCORP, INC.
             1995 NON-QUALIFIED STOCK OPTION PLAN
             NON-QUALIFIED STOCK OPTION AGREEMENT

          By this Agreement, pursuant to the Tower Bancorp, Inc. 1995 Stock Option Plan (the "Plan"), Tower Bancorp, Inc. grants and gives to ___________, an adult individual (the "Recipient"), the option and right, but not the obligation, to purchase from Tower Bancorp, Inc. up to ____ shares of its common stock (having a par value of $2.50 per share), at the purchase price of $1.00 for each such share, under and subject to the terms and provisions set forth in this Agreement and the Plan. It is intended that the option granted by this Agreement is and shall be a Non-Qualified Option as defined in the Plan.

          Subject to the other provisions of this Agreement and the Plan, the option hereby granted shall become and be exercisable on and after (but not before) _______, 199__.

          The option granted by this Agreement shall be exercisable during the lifetime of the Recipient only by the Recipient and shall not be salable, transferable, or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution and pursuant to the terms of said Plan.

          If the Recipient desires to exercise his or her option under this Agreement, the Recipient shall do so by properly completing, signing, and returning to the Secretary of Tower Bancorp, Inc., or to the person designated by said corporate Secretary, the Notice of Exercise in the form attached to and made a part of this Agreement, together with full payment by the Recipient for the common shares being purchased hereunder in legal tender of the United States of America. Tower Bancorp, Inc. may withhold issuance and delivery to the Recipient of any or all stock certificate or certificates for such shares being purchased hereunder until full collection by Tower Bancorp, Inc. or its depository of full payment for such shares and until there is full compliance with and satisfaction of all applicable terms and provisions of and under the Plan and this Agreement. Tower Bancorp, Inc. may require the Recipient to remit to Tower Bancorp, Inc. an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to its issuance and delivery of any stock certificate or certificates for such shares hereunder. The Recipient shall have no rights or powers with respect to any shares of such common stock that may be or are being purchased hereunder unless and until one or more stock certificates for such shares are issued and delivered to the Recipient.

          Nothing in this Agreement or the Plan shall or does confer upon the Recipient any right to continue in the employment of, or maintain any particular relationship with Tower Bancorp, Inc. or its affiliates, or limit or affect any rights, powers or privileges that Tower Bancorp, Inc. or its affiliates may have to supervise, discipline and terminate the Recipient and his or her employment and other relationships.

          The option granted by this Agreement is and shall be under and subject to all of the provisions of this Agreement and the Plan, and may be exercised only as, when, during the time or

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times, and in the manner provided in this Agreement and the Plan.
The provisions of the Plan are hereby incorporated by reference in and as a part of this Agreement, and this Agreement in all respects shall be interpreted and construed in accordance with the Plan. Words and phrases that are assigned definitions in the Plan shall have the same respective meanings when used in this Agreement. The Recipient acknowledges that he or she has received a complete copy of the Plan and has read and is familiar with its provisions. The provisions of this Non-Qualified Stock Option Agreement shall be interpreted and construed under and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America which, to that extent, shall govern.

          Tower Bancorp, Inc. has duly executed this Non-Qualified Stock Option Agreement as of the ____ day of _____, 199__.

Witness/Attest:                     TOWER BANCORP, INC.

____________________________     By____________________________
                                   (Authorized Signature)


                                    Name: Kermit G. Hicks


                                    Title: Chairman

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                      Acceptance by Recipient


          The undersigned Recipient, intending to be legally bound, hereby accepts and agrees to the terms and provisions of the preceding Non-Qualified Stock Purchase Option Agreement and the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan.



Date:___________________, 199__  _____________________________
                                          (Signature)

                                 _____________________________
                                             (Name)


                                  Social Security Number:

                                  ____________________________

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            [type on stationery of Tower Bancorp, Inc.]


                              [date]


[Addressee's name and address]



Dear ____________:

         I am pleased to inform you that the Committee administering the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan (the "Plan") has awarded you a non-qualified option to purchase from Tower Bancorp, Inc. up to _________ shares of
its common stock (having a par value of $     per share) under
and subject to the terms and provisions of the Plan and the enclosed Non-Qualified Stock Option Agreement ("Agreement") reflecting this award.

          Attached to the enclosed Agreement is the form of the Notice of Exercise that should be used if and when you decide to exercise your stock option under the Agreement. You should note that you are not required to purchase all at once the entire number of shares available for your purchase under the option; rather, you may purchase fewer than the total number of shares available for your purchase under the option, and purchase some or all of the remaining shares available under the option at a later date or dates, to the extent permitted by the Plan and the enclosed Agreement. When you choose to exercise your option, you should complete the Notice of Exercise with the number of shares that you wish to purchase, the total purchase price, and the other information requested in the Notice, sign the Notice, and then deliver the completed Notice, together with good and proper payment of the full purchase price entered in the Notice, to the corporate Secretary of Tower Bancorp, Inc. or the person designated by our corporate Secretary, at its address given at the beginning of the Notice. Upon determination that there has been full compliance with and satisfaction of the terms and provisions of the Plan and the enclosed Agreement, you will be treated as having exercised your stock option to the extent indicated in your completed and returned Notice.

          Please complete, sign and date your Acceptance of this 1995 Non-Qualified Stock Option Agreement at the end of each of the two enclosed copies of the Agreement, and return one fully signed copy to us, retaining the second copy for your records.

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Full name
[date]
Page 2

          If you have any questions concerning the Plan or the enclosed Agreement, please do not hesitate to contact us.

                              Sincerely,



                              ___________, Chairman of Committee
                              under Tower Bancorp, Inc. 1995
                              Non-Qualified Stock Option Plan





Enclosures: 2

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                       NOTICE OF EXERCISE
                 OF NON-QUALIFIED STOCK OPTION
                    UNDER TOWER BANCORP, INC.
             1995 NON-QUALIFIED STOCK OPTION PLAN


TO:  Secretary
     TOWER BANCORP, INC.
     Post Office Box 8
     Green Castle, PA 17225

          I, the undersigned, the Recipient and holder of that certain Non-Qualified Stock Option Agreement, dated ___________, 199__, (the "Agreement") to purchase from Tower Bancorp, Inc. up to a total of _______ shares of its common stock (having as of the date of said Agreement a par value of $___ per share), for the purchase price of $1.00 for each such share, under and subject to the provisions of that Agreement and the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan (the "Plan"), hereby do notify you of my intention and election to exercise hereby my option under said Agreement to purchase ________ shares of such common stock of Tower Bancorp, Inc. as provided in said Agreement and the Plan. I am enclosing for the sum of $_____, representing full payment for such shares being purchased hereunder at the above stated purchase price for each such share under said Agreement. I understand and agree that: (a) Tower Bancorp, Inc. may withhold issuance and delivery to me of any or all stock certificate or certificates for such shares of common stock being purchased hereunder until full collection by Tower Bancorp, Inc. or its depository of full payment for such shares and until there is full compliance with and satisfaction of all applicable terms and provisions of and under the Plan and said Agreement; (b) Tower Bancorp, Inc. may require me to remit to Tower Bancorp, Inc. an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to its issuance and delivery to me of any stock certificate or certificates for such shares being purchased hereunder; and (c) I will have no rights or powers with respect to any shares of such common stock being purchased hereunder unless and until one or more stock certificates for such shares are issued and delivered to me.

          I intend to be legally bound by this Notice and my exercise of my stock option hereunder, which are and shall be irrevocable.

Social Security Number:            ______________________________
                                             (Signature)

__________________________
                                   ______________________________
                                               (Name)

Date: _________________, 199__